================================================================================

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for use of the
    Commission only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12

                        UNITED SECURITY BANCSHARES, INC.
--------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    ----------------------------------------------------------------------------

    (5) Total fee paid:

    ----------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    ----------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    ----------------------------------------------------------------------------

    (3) Filing Party:

    ----------------------------------------------------------------------------

    (4) Date Filed:

    ----------------------------------------------------------------------------

                        UNITED SECURITY BANCSHARES, INC.




TO OUR SHAREHOLDERS:

         We will hold the annual meeting of shareholders of United Security Bancshares, Inc. ("Bancshares"), at 2:00 p.m., local time, on Tuesday, May 7, 2002, at the Pearce Memorial Park Assembly House, 500 Vanity Fair Park Drive, Jackson, Alabama 36545.

         We have enclosed a notice of the meeting, a proxy statement, a proxy and the Annual Report to Shareholders for 2001, and hope that you will study the enclosed material carefully and attend the meeting in person.

         Whether you plan to attend the meeting or not, please sign and date the enclosed proxy and return it via facsimile (334-636-9606) or in the accompanying envelope as promptly as possible. You may revoke the proxy by voting in person at the meeting, by signing a later dated proxy, or by giving written notice of revocation to the Secretary of Bancshares at any time before the proxy is voted.

                                         Sincerely,

                                         /s/ Hardie B. Kimbrough
                                         -------------------------------
                                         Hardie B. Kimbrough
                                         Chairman of the Board

                                         /s/ R. Terry Phillips
                                         -------------------------------
                                         R. Terry Phillips
                                         President and Chief Executive Officer

April 3, 2002

                        UNITED SECURITY BANCSHARES, INC.
                              131 West Front Street
                               Post Office Box 249
                           Thomasville, Alabama 36784
                             Telephone 334-636-5424


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  to be held on
                                   May 7, 2002



TO THE SHAREHOLDERS OF UNITED SECURITY BANCSHARES, INC.:

         Notice is hereby given that the 2002 Annual Meeting of Shareholders (the "Meeting") of United Security Bancshares, Inc. ("Bancshares") will be held at the Pearce Memorial Park Assembly House, 500 Vanity Fair Park Drive, Jackson, Alabama 36545, on Tuesday, May 7, 2002, at 2:00 p.m., local time, for the following purposes:

         (1) To elect 13 directors of Bancshares to serve for the ensuing year; and

         (2) To transact such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on March 22, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournments thereof.

         A complete list of the shareholders of Bancshares will be available and open for examination by any shareholder of Bancshares during ordinary business hours for a period beginning two business days after the mailing of this notice.

         All shareholders are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, you are requested to complete, sign, and date the enclosed proxy card and send it via facsimile (334-636-9606) or mail it promptly in the envelope provided for that purpose. The proxy may be revoked by your vote in person at the Meeting, by your executing and delivering a later-dated proxy, or by your giving written notice to the undersigned Secretary of Bancshares at any time prior to the voting thereof.


                                             By Order of the Board of Directors


                                             /s/ Larry M. Sellers
                                             -----------------------
                                             Larry M. Sellers
                                             Secretary

Thomasville, Alabama
April 3, 2002

                        UNITED SECURITY BANCSHARES, INC.
                              131 West Front Street
                               Post Office Box 249
                           Thomasville, Alabama 36784
                             Telephone 334-636-5424


                                 PROXY STATEMENT
                     FOR 2002 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 2002

                                  INTRODUCTION

         This Proxy Statement is furnished on or about April 3, 2002 by United Security Bancshares, Inc. ("Bancshares") to the holders of common stock of Bancshares in connection with Bancshares' Annual Meeting of Shareholders, and any adjournments thereof, to be held on Tuesday, May 7, 2002 at 2:00 p.m. The matters to be considered and acted upon are: (1) the election of 13 directors of Bancshares; and (2) the transaction of such other business as may properly come before the meeting. The Board of Directors of Bancshares recommends the election of the 13 director-nominees named in this Proxy Statement.

         The Board of Directors of Bancshares is soliciting the proxy, which is revocable at any time before it is voted. You may revoke the proxy by voting in person at the meeting, by giving written notice to the Secretary of Bancshares or by signing a later-dated proxy. We must, however, actually receive the later-dated proxy or revocation before the vote of the shareholders. We will vote all properly executed proxies delivered pursuant to this solicitation at the meeting and in accordance with instructions, if any. If no instructions are given, we will vote the proxies FOR item 1 on the proxy form and in accordance with the instructions of management as to any other matters that may come before the meeting.

         Bancshares will pay the cost of soliciting proxies. In addition to the use of the mails, we may solicit proxies by personal interview, telephone, facsimile and telegraph. Banks, brokers, nominees or fiduciaries will be required to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. Bancshares will, upon request, reimburse banks, brokers and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

Bancshares and its Subsidiaries

         Bancshares is a bank holding company registered under the Bank Holding Company Act of 1956, with assets of approximately $523 million. We operate one banking subsidiary in Alabama, First United Security Bank, a bank organized and existing under the laws of Alabama ("First United Security" or the "Bank"), with seventeen (17) banking offices. At December 31, 2001, First United Security accounted for substantially all of Bancshares' consolidated assets.

         Bancshares also owns all the stock of First Security Courier Corporation, Inc. ("First Security"), an Alabama corporation organized to provide certain bank courier services. The Bank owns all the stock of Acceptance Loan Company, Inc. ("ALC"), which provides consumer loans and purchases consumer loans from vendors. FUSB Reinsurance, Inc. ("FUSB Insurance"), an Arizona corporation and wholly-owned subsidiary of the Bank, reinsures or "underwrites" credit life and credit accident and health insurance policies sold to the Bank's and ALC's consumer loan customers.

         Bancshares derives substantially all of its income from dividends from First United Security. Banking laws restrict the amount of dividends that First United Security may pay to Bancshares without regulatory approval.

Shareholders Eligible to Vote

         We are sending this Proxy Statement to shareholders of record as of the close of business on March 22, 2002. Only shareholders as of such date are eligible to vote at the Meeting. At the close of business on March 5, 2002, there were 3,307,067 shares of the common stock of Bancshares, par value $0.01 per share, outstanding. Each shareholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Meeting.

Vote Required

         At the Meeting, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Assuming the presence of a quorum, directors of Bancshares shall be elected at the Meeting by a plurality of the votes cast, whether in person or by proxy.

         A shareholder may abstain or withhold his or her vote (collectively, "abstentions") with respect to each item submitted for shareholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting in favor of any proposal brought before the Meeting. Since the election of directors is determined by the votes cast at the Meeting, abstentions will not affect such election.

         Generally, a broker is entitled to vote shares held in "street name" on routine matters without instructions from the beneficial owner of such shares. On the other hand, a broker may not be entitled to vote shares held in "street name" on certain non-routine items absent instructions from the beneficial owner of such shares (a "broker non-vote"). Generally, there will be no broker non-votes in the election of directors because the election of directors is a matter for which a broker may exercise its discretion.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of March 5, 2002, no person was known to management to be the beneficial owner of more than five percent of Bancshares' outstanding common stock. The following table sets forth the number and percentage of outstanding shares of Bancshares common stock beneficially owned as of March 5, 2002 by (i) the chief executive officer and the four (4) next highest paid executive officers of Bancshares who were serving in this capacity at the end of 2001 whose total salary and bonus exceeded $100,000 during 2001 (collectively the "Named Executive Officers"); (ii) each director of Bancshares; and (iii) all executive officers and directors of Bancshares as a group.


          NAME OF                                    AMOUNT AND NATURE OF
      BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP/1/                PERCENT OF CLASS
     -----------------                              -----------------------                ----------------
Dan R. Barlow                                               9,206/2/                                *
Linda H. Breedlove                                          3,499                                   *
Gerald P. Corgill                                          75,882/3/                              2.29%
Wayne C. Curtis                                              150                                    *
John C. Gordon                                             67,968/4/                              2.05%
William G. Harrison                                        28,043/5/                                *
Hardie B. Kimbrough                                        18,519/6/                                *
Jack W. Meigs                                                100                                    *
William D. Morgan                                           6,195/7/                                *
R. Terry Phillips                                           2,880/8/                                *
Larry M. Sellers                                           15,040/9/                                *
Ray Sheffield                                              30,000/10/                               *
James C. Stanley                                            5,000/11/                               *
Robert Steen                                                2,881/12/                               *
Howard M. Whitted                                           4,800                                   *
Bruce N. Wilson                                             6,320/13/                               *
All directors and executive officers
as a group (17 persons)                                   279,310                                 8.44%

--------------------

*      Represents less than one percent (1%) of the outstanding shares.

/1/ Unless otherwise indicated, the named person has the sole voting and dispositive power for the shares indicated. Percentage of ownership is based on 3,309,117 shares of Bancshares common stock representing 3,307,067 shares outstanding as of March 5, 2002, and 2,050 shares underlying options held by persons listed in this table exercisable within 60 days from said date. Bancshares currently has 10,000,000 shares of common stock, par value $.01 per share, authorized for issuance.

/2/ Includes 274 shares owned by Mr. Barlow's spouse with respect to which Mr. Barlow disclaims beneficial ownership. Also includes 715 shares held in Bancshares' 401(k) Plan, for which Mr. Barlow holds investment power.

/3/ Includes 52,536 shares owned by Mr. Corgill's spouse with respect to which Mr. Corgill disclaims beneficial ownership. Also includes 2,394 shares owned by Dozier Hardware Company, of which Mr. Corgill is President. Also includes 3,620 shares owned by Dozier Hardware Company Profit Sharing Plan & Trust.

/4/ Includes 5,280 shares with respect to which Mr. Gordon shares voting and investment power. Includes 50 shares owned by Mr. Gordon's minor son and 50 shares owned by Mr. Gordon's minor daughter.

/5/ Includes 132 shares with respect to which Mr. Harrison shares investment and voting power.

/6/ Includes 140 shares with respect to which Mr. Kimbrough shares voting and investment power. Also includes 1,436 shares owned by Mr. Kimbrough's spouse with respect to which Mr. Kimbrough disclaims beneficial ownership.

/7/ Includes 6,095 shares held in Bancshares' 401(k) Plan, for which Mr. Morgan holds investment power. Includes 100 shares with respect to which Mr. Morgan shares voting and investment power.

/8/ Includes 50 shares with respect to which Mr. Phillips shares voting and investment power. Includes stock options to purchase 2,050 shares of Bancshares common stock. Also includes 780 shares held in Bancshares' 401(k) Plan, for which Mr. Phillips holds investment power.

/9/ Includes 8,795 shares held in Bancshares' 401(k) Plan, for which Mr. Sellers holds investment power. Includes 6,245 shares with respect to which Mr. Sellers shares voting and investment power.

/10/ Includes 26,343 shares with respect to which Mr. Sheffield shares voting and investment power.

/11/ Includes 4,800 shares held by the James C. Stanley Trust, of which Dr. Stanley is the Trustee.

/12/ Includes 881 shares held in Bancshares' 401(k) Plan, for which Mr. Steen holds investment power. Includes 2,000 shares with respect to which Mr. Steen shares voting and investment power.

/13/ Includes 272 shares with respect to which Mr. Wilson shares voting and investment power. Includes 50 shares owned by Mr. Wilson's minor son and 50 shares owned by Mr. Wilson's minor daughter.

                              ELECTION OF DIRECTORS

         Bancshares recommends that the shareholders elect the 13 persons named below to hold office until the 2003 Annual Meeting of Shareholders of Bancshares or until their successors are elected and qualified. All director-nominees are proposed for election for a term of one (1) year. Unless "Withhold Authority" is noted as to all or some of the nominees, proxies in the accompanying form will be voted at the Annual Meeting for the election to the Board of Directors of the 13 nominees.

         If, before the voting at the Annual Meeting, any person to be elected a director is unable to serve, the shares that would otherwise be voted for such person may be voted for the election of such substitute as the members of the Board of Directors may recommend. Bancshares' management knows of no reason why any person would be unable to serve as a director.

         The following provides certain biographical information about the persons who have been nominated for election as directors of Bancshares. All of these persons are currently directors of Bancshares and also directors of First United Security. Bancshares, as the sole shareholder of First United Security, intends to reelect all directors of Bancshares as directors of First United Security. Mr. Kimbrough is currently the Chairman of the Board of Bancshares and the Chairman of the Board of First United Security. Information regarding the executive officers of Bancshares and First United Security who are not directors is also provided.

         Dan R. Barlow, 60, has served as a director of Bancshares since 1997 and also currently serves as Assistant Vice President of Bancshares. Mr. Barlow has served as Executive Vice President and Senior Loan

Officer of First United Security since 1997, upon the merger of First Bank & Trust ("FB&T") with and into First United Security (the "FB&T Merger"). Prior to the FB&T Merger, Mr. Barlow had served as President, Senior Loan Officer and Director of FB&T since 1969.

         Linda H. Breedlove, 58, has served as a director of Bancshares since 1997. Prior to becoming a director of Bancshares in 1997, Ms. Breedlove served as Secretary/Treasurer of The South Alabamian, Inc., a newspaper publishing company, for 27 years. In this capacity Ms. Breedlove acts as co-publisher, writer, editor and manager of The South Alabamian.

         Gerald P. Corgill, 60, has served as a director of Bancshares since 1985. Mr. Corgill has served as President of Dozier Hardware Company, a hardware and building supply company, since 1982.

         Wayne C. Curtis, 62, has served as a director of Bancshares since
2000. Mr. Curtis, though currently retired, has served part-time since the beginning of 1999 as Director of Education and Regulatory Affairs with the Community Bankers Association of Alabama. Mr. Curtis served as Superintendent of Banks in the Alabama State Banking Department (the "Department") from 1997 through 1999. From 1995 until 1997, Mr. Curtis was Assistant Superintendent of Banks in the Department.

         John C. Gordon, 44, has served as a director of Bancshares since 1997. Mr. Gordon has been self-employed, performing forestry, timberland and investment services for Forest Services, Inc. (land management) since 1994.

         William G. Harrison, 55, has served as a director of Bancshares since 1976. Mr. Harrison has served as Timber Settlements Manager for Linden Lumber Company (sawmill) since 1999. Mr. Harrison served as a driver for T.J. Pope Logging Company from 1998 until 1999. Mr. Harrison was retired from 1989 until 1998 from Bedsole Dry Goods Inc.

         Hardie B. Kimbrough, 64, has served as a director of Bancshares since 1986. Mr. Kimbrough is currently Of Counsel with the Gilmore Law Office. Mr. Kimbrough served as Presiding Circuit Judge for the First Judicial Circuit of the State of Alabama from 1977 until his retirement.

         Jack W. Meigs, 44, has served as a director of Bancshares since 1997. Mr. Meigs has served as a Circuit Judge for the Fourth Circuit for the State of Alabama since 1991.

         R. Terry Phillips, 48, has served as a director of Bancshares since 1999. Mr. Phillips became a director of Bancshares pursuant to an Employment Agreement among Bancshares, First United Security and Mr. Phillips dated January 1, 1999, and Mr. Phillips has served as President and Chief Executive Officer of Bancshares since 1999. From 1991 until 1998, Mr. Phillips served as President and Chief Executive Officer of First Community Bank in Chatom, Alabama.

         Ray Sheffield, 64, has served as a director of Bancshares since 1997. Mr. Sheffield was part-owner of Deas Insurance Agency from 1976 until 2001 and part-owner of West Alabama Insurance Agency from 1996 until 2001. Mr. Sheffield, now retired, served as sheriff of Clarke County, Alabama from 1971 until 1995.

         James C. Stanley, 65, has served as a director of Bancshares since 1978. Dr. Stanley practiced dentistry until his retirement in 1997.

         Howard M. Whitted, 57, has served as a director of Bancshares since 1985. Mr. Whitted is a forester for Weyerhauser Company (forest products and container board manufacturer) where he has worked since 1968.

         Bruce N. Wilson, 47, has served as a director of Bancshares since 1997. Mr. Wilson is currently a partner in the law firm of Wilson & Drinkard where he has worked since 1993.

Executive Officers Who Are Not Also Directors

         J. Daniel Matheson III, 44, has served as Investment Officer of Bancshares since May 2001. Mr. Matheson has served as Senior Vice President of First United Security since 1996.

         William D. Morgan, 53, has served as Assistant Secretary of Bancshares since 1997 and as Assistant Vice President of Bancshares since 2000. Mr. Morgan has served as Executive Vice President of First United Security since 1991.

         Larry M. Sellers, 53, has served as Vice President, Secretary and Treasurer of Bancshares since 1987. Mr. Sellers has served as Senior Executive Vice President and Chief Administrative Officer of First United Security since 1984.

         Robert Steen, 53, has served as Assistant Treasurer of Bancshares since 1997 and as Assistant Vice President of Bancshares since 2000. Mr. Steen has served as Executive Vice President and Chief Financial Officer of First United Security since 1997, upon the FB&T Merger. Prior to the FB&T Merger, Mr. Steen served as Executive Vice President of FB&T since 1983.

         The Boards of Directors of Bancshares and First United Security conduct their business through meetings of the boards and through their committees. During 2001, the Board of Directors of Bancshares met twelve times and the Board of Directors of First United Security met twelve times. In 2001, each director attended at least 75% of the meetings of the Board of Directors and at least 75% of the committee meetings of the Board on which he or she served.

         Bancshares' board has an audit committee which functions to ensure that Bancshares' financial statements present fairly the condition of the Bank and Bancshares, to determine that adequate accounting and operational controls are in place to protect Bancshares' assets, to report to the Board of Directors of Bancshares any of its findings and to ensure that the affairs of Bancshares are being conducted in accordance with policy and regulatory and legal requirements. The members of the audit committee are Wayne C. Curtis, Chairman, Hardie B. Kimbrough, William G. Harrison and Jack W. Meigs./1/ During 2001, the audit committee met four times. Bancshares' board has a compensation committee which reviews officers' salaries, benefits, incentive programs and other items of compensation. The members of the compensation committee are Bruce N. Wilson, Chairman, Howard M. Whitted, Gerald P. Corgill, Linda H. Breedlove and John C. Gordon. R. Terry Phillips serves in a non-voting ex-officio capacity. The compensation committee met seven times in 2001. Bancshares' board has an executive committee, which is charged with certain duties requiring actions between board meetings. The members of the executive committee are Gerald P. Corgill, Wayne C. Curtis, Ray Sheffield, John C. Gordon and Hardie B. Kimbrough. Mr. Phillips serves on the executive committee in a non-voting ex-officio capacity. The executive committee met seven times in 2001.

--------
/1/ Each member of the audit commitee is an independent director, and the audit committee is governed by a written charter.

         The directors of Bancshares receive $600 per month for service as directors, with the exception of the Chairman of the Board, who receives $900 per month. The directors of Bancshares who also serve as directors of First United Security, receive a fee of $400 per regular board meeting of First United Security. Outside members of committees of Bancshares and First United Security receive fees of $100 per meeting attended.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of Bancshares and persons who own more than 10% of a registered class of Bancshares' equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock of Bancshares. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Bancshares with copies of all Section 16(a) forms they file.

         To Bancshares' knowledge, based solely on review of the copies of such reports furnished to Bancshares and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that the initial report on Form 3 for J. Daniel Matheson III upon his appointment as an executive officer was filed late.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain directors and officers of Bancshares and First United Security and their associates were customers of, and had transactions with, First United Security in the ordinary course of business since the beginning of the last fiscal year, and additional transactions may be expected to take place in the ordinary course of business. Included in such transactions are outstanding loans, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectibility or present other unfavorable features.

         During 2001, the law firms of Wilson & Drinkard, of which Bruce N. Wilson, a director of Bancshares, is a partner, and Gilmore & Gilmore, of which Hardie B. Kimbrough, a director of Bancshares, is Of Counsel, rendered various legal services to Bancshares and its subsidiaries.

                             AUDIT COMMITTEE REPORT

         The audit committee of the Board of Directors has reviewed and discussed with management the audited financial statements of Bancshares as of and for the year ended December 31, 2001.

         The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

         The audit committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence.

         Based on the reviews and discussions referred to above, the audit committee recommends to the Board of Directors that the audited financial statements referred to above be included in Bancshares' Annual Report on Form 10-K for the year ended December 31, 2001.

Wayne C. Curtis, Chairman
William G. Harrison
Hardie B. Kimbrough
Jack W. Meigs

                          COMPENSATION COMMITTEE REPORT

         This report is provided by the compensation committee of the Board of Directors (the "Committee") to assist shareholders in understanding the Committee's objectives and procedures in establishing the compensation of Bancshares' and First United Security's Chief Executive Officer and other senior executives.

         The Committee consists of five (5) outside directors and also includes the Chief Executive Officer who serves in a non-voting ex-officio capacity. The Committee is responsible for establishing and administering Bancshares' and First United Security's executive compensation program.

         The Committee has been provided with competitive pay and performance information by outside sources. First United Security's staff provided additional analysis that was used by the Committee. In structuring the incentive programs, the Committee has been advised by external legal counsel, as well as Bancshares' staff, on plan design.

Compensation Philosophy and Objectives

         The Committee believes that compensation of Bancshares' or First United Security's key executives should:

         o    link rewards to business results and stockholders' returns,
         o encourage creation of shareholders' value and achievement of strategic objectives,
         o maintain an appropriate balance between salary and incentive opportunity,
         o    attract and retain, on a long-term basis, high caliber personnel,
         o provide a total compensation opportunity that is competitive with the banking industry, taking into account relative company size and performance as well as individual responsibilities and performance and
         o    continue to provide compensation that is tax deductible.

Key Elements of Executive Compensation

         Bancshares' and First United Security's existing executive compensation program consists of three elements: base pay, incentives and stock options. Payment of the incentives depends on performance measured against annual objectives as described below.

Base Pay

         o Salary structures are targeted to average pay levels of other regional banks of similar size and structure. Individual base pay within the structures is based on sustained individual performance towards achieving Bancshares' goals and objectives.

         o    Executive salaries are reviewed annually.

Incentives

         o The incentive plan is an annual cash incentive plan that links incentives to performance results of the prior year. Awards are based on three components: corporate results, bank operating results and individual performance.

         o Operating and financial targets are set at the beginning of each year. Targets include a variety of elements such as: loan growth, expense control, income generation, return on average assets ("ROAA"), return on average equity ("ROAE") and loan portfolio performance. Results are measured against annual business plan objectives and against industry standards.

         o Actual individual incentives depend on assessments of individual success in meeting targets.

Stock Options

         Stock options are granted for two primary reasons:

         o The Committee believes stock options align executive compensation with shareholders' interests, since no rewards are realized unless the stock value increases.

         o Stock options are the most common type of long-term incentive among banks and bank holding companies, and they enable Bancshares and First United Security to be competitive in retaining qualified management.

         Bancshares' Long-Term Incentive Compensation Plan was approved by shareholders in 1997. This plan provides for the issuance of up to 60,000 shares of Bancshares' common stock. During 1997, options for 57,350 shares were granted and were exercisable. They were made available to all First United Security employees. During 1998, options for 600 shares were granted to two executive officers of ALC, and in 1999, options for 2,050 shares were granted to the Chief Executive Officer. The options were issued at the fair market value of Bancshares' common stock on the date of the grant and expire five years after the date of the grant.

2001 CEO Compensation

         R. Terry Phillips, Chief Executive Officer, executed an employment agreement effective January 1, 2000. Mr. Phillips' 2001 base salary was set through the three-year employment agreement.

         The 2001 incentive compensation for the Chief Executive Officer was based on the same goals and criteria as the incentive for bank loan officers. Bank employees earned a cash incentive based on a minimum ROAA goal for the Bank of 1.30% and a minimum ROAE goal for Bancshares of 14%. The incentive award was based on the actual achievement of 1.77% ROAA for the Bank and 11.3% ROAE for Bancshares. Additionally, the Chief Executive Officer was awarded a cash incentive for his success in increasing average deposit growth and maintaining low charge-offs and delinquencies in his loan portfolio. The Committee's base salary and incentive recommendation for the Chief Executive Officer was reviewed and approved by the full Board of Directors.

         Based on recommendations to the Committee from the Chief Executive Officer, the 2001 base salaries for the other executive officers were set by the Committee. The Committee reviewed their overall recommendations regarding each named executive officer with the Board of Directors and secured full board approval.

Other Executive Compensation

         First United Security provides programs to executives that are also available to other employees, including The United Security Bancshares, Inc. Employee Stock Ownership Plan, health insurance and stock options. Bancshares provides no pension programs.

         This report furnished by the Compensation Committee:

                  Bruce N. Wilson, Chairman
                  Linda H. Breedlove
                  John C. Gordon
                  Howard M. Whitted
                  Gerald P. Corgill

Comparative Stock Performance

         The following graph compares cumulative total shareholder returns on Bancshares common stock for the five years ended December 31, 2001, with that of The Standard and Poor's Composite Index ("S&P 500") and the Carson Medlin Company's Independent Bank Index, which includes 23 independent community banks located in the Southeastern United States (the "Independent Bank Index"). The graph shows the comparative values for $100 invested on December 31, 1996.

                         [Insert Performance Graph Here]



                                           1996     1997      1998     1999      2000    2001
                                           ----     ----      ----     ----      ----    ----

UNITED SECURITY BANCSHARES, INC.            100      262       254      187       144     212
INDEPENDENT BANK INDEX                      100      148       154      140       139     165
S&P 500 INDEX                               100      133       171      207       188     166

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No executive officer-company director interlocks existed for 2001. During 2001, R. Terry Phillips, President and Chief Executive Officer of Bancshares, was an ex-officio non-voting member of the compensation committee. He participated only in compensation recommendations, discussions and decisions involving officers other than himself.

                         EXECUTIVE COMPENSATION BENEFITS

         The following table indicates all compensation paid by Bancshares or First United Security for services rendered to Bancshares or First United Security during the last three years by R. Terry Phillips, Larry M. Sellers, Dan
R. Barlow, Robert Steen and William D. Morgan, the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                   Annual Compensation    Long Term Compensation
                                                  ---------------------   ----------------------
                                                                             Awards     Payouts
                                                                          -----------  ---------
                                                                           Securities
                                                                           Underlying
                                                                            Options/      LTIP     All Other
  Name/Title                            Year      Salary       Bonus         SARs       Payouts   Compensation
  ----------                            ----      ------       -----      -----------  ---------  ------------

  R. Terry Phillips                     2001      $200,123     $ 57,035         0        $ 0.00     $22,526(2)
  President & Chief Executive           2000      $192,500     $ 59,675         0        $ 0.00     $22,526
  Officer of Bancshares and First       1999      $185,000     $ 72,637       2,050      $ 0.00     $12,326
  United Security (1)

  Larry M. Sellers                      2001      $105,500     $ 24,792         0        $ 0.00     $14,175(2)
  Vice President/Secretary/Treasurer    2000      $101,000     $ 31,310         0        $ 0.00     $13,766
  of Bancshares and Senior              1999      $ 97,500     $ 25,106         0        $ 0.00     $13,981
  Executive Vice President and
  Chief Administrative Officer of
  First United Security

  Dan R. Barlow                         2001      $ 89,500     $ 19,545         0        $ 0.00     $19,156(2)
  Assistant Vice President of           2000      $ 86,962     $ 29,567         0        $ 0.00     $18,785
  Bancshares and Executive Vice         1999      $ 84,000     $ 26,040         0        $ 0.00     $21,962
  President of First United
  Security

  Robert Steen                          2001      $ 90,712     $ 20,915         0        $ 0.00     $10,616(2)
  Assistant Vice President and          2000      $ 83,000     $ 26,225         0        $ 0.00     $ 9,865
  Assistant Treasurer of                1999      $ 77,000     $ 19,828         0        $ 0.00     $ 8,220
  Bancshares and Executive Vice
  President and Chief Financial
  Officer of First United Security

  William D. Morgan                     2001      $ 89,500     $ 20,585         0        $ 0.00     $10,450(2)
  Assistant Vice President and          2000      $ 86,750     $ 24,507         0        $ 0.00     $ 9,901
  Assistant Secretary of                1999      $ 84,000     $ 18,270         0        $ 0.00     $ 9,920
  Bancshares and Executive Vice
  President of First United
  Security

  -------------------

  (1) Bancshares entered into an employment agreement on January 1, 2000, with R. Terry Phillips, President and Chief Executive Officer, which provides, among other things, that Mr. Phillips will be employed for a period of three (3) years as President and Chief Executive Officer of Bancshares and First United Security and that he would receive a minimum annual salary of $192,500. Mr. Phillips is also eligible to participate in First United Security's incentive compensation plan. Mr. Phillips' employment agreement also provides that he is entitled to receive severance compensation in an amount equal to his average annual salary for the period of the contract if he is terminated for any reason other than his death or disability, his resignation, his conviction of a crime of moral turpitude or the expiration of his agreement. Mr. Phillips will be entitled to such severance compensation upon any reduction in the level or change in the nature of his responsibilities to Bancshares or First United Security. If Mr. Phillips' employment is terminated due to a change in ownership of the Bank, he will receive three (3) times his annual salary.

  (2) The amounts shown in this column for Messrs. Phillips, Sellers, Barlow, Steen and Morgan represent Bancshares' contributions to the Bancshares 401(k) Plan in the amount of $10,200 for Mr. Phillips, $7,975 for Mr. Sellers, $7,156 for Mr. Barlow, $7,016 for Mr. Steen and $6,850 for Mr. Morgan; payments of board fees in the amount of $12,000 for Mr. Phillips, $5,400 for Mr. Sellers, $12,000 for Mr. Barlow, $3,600 for Mr. Steen and $3,600 for Mr. Morgan; and premiums paid on term life insurance policies in the amount of $326 for Mr. Phillips and $800 for Mr. Sellers.

Options Exercised

The following table sets forth certain information concerning exercises of stock options by the Named Executive Officers during 2001 and the number of options and value of unexercised options held by such persons at December 31, 2001.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES



                                                               Number of Shares
                                                            Underlying Unexercised   Value of Unexercised In-The-
                         Number of                            Options at Fiscal         Money Options at Fiscal
                      Shares Acquired        Value               Year-End (#)                 Year-End ($)
Name                  on Exercise (#)     Realized ($)    Exercisable/Unexercisable   Exercisable/Unexercisable/1/
----                  ---------------     ------------    -------------------------  -----------------------------
R. Terry Phillips           0                 N/A                  2,050/0                        0/0

Larry M. Sellers          2,343             $25,070                2,342/0                     25,762/0

Dan R. Barlow               0                 N/A                    0/0                          0/0

Robert Steen              1,601             $15,914                2,399/0                     26,389/0

William D. Morgan         4,000             $42,800                  0/0                          0/0

-------------------

(1) Based on $28.50 per share, the closing sale price reported by NASDAQ for Bancshares on December 31, 2001.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         At its meeting on May 17, 2001, the Board of Directors of Bancshares, upon recommendation of the Audit Committee of the First United Security Board of Directors, approved the engagement of the accounting firm of Arthur Andersen LLP ("Arthur Andersen") as the independent public accountants to audit Bancshares' financial statements for the year ended December 31, 2001./2/

         Representatives of Arthur Andersen are expected to be present at the 2002 Annual Meeting of Shareholders, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


-------------
/2/ Additionally, the Board of Directors approved the engagement of the accounting firm of McKean & Associates-Saltmarsh, Cleveland and Gund to conduct the necessary audit procedures for the Acceptance Loan Company for the year ended December 31, 2001.

Audit Fees

         The aggregate fees billed by Arthur Andersen for the audit of Bancshares' annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in Bancshares Forms 10-Q for the fiscal year ended December 31, 2001 totaled $87,331.

Financial Information Systems Design and Implementation Fees

         During the fiscal year ended December 31, 2001, Bancshares was not charged any fees by Arthur Andersen related to the design or implementation of a financial information system.

All Other Fees

         Arthur Andersen billed Bancshares $30,105 during the fiscal year ended December 31, 2001, for services other than those discussed above.

         The Audit Committee considered the provision of non-audit services by Arthur Andersen in its determination regarding Arthur Andersen's independence.

                            PROPOSALS OF SHAREHOLDERS

         If any shareholder wishes to present a proposal for action at the 2003 annual meeting of the shareholders, the shareholder must comply with applicable SEC regulations, including adequate notice to Bancshares. Shareholder proposals submitted to Bancshares in compliance with SEC Rule 14a-8 (which concerns shareholder proposals that are requested to be included in a company's proxy statement) must be received at Bancshares' executive offices on or before December 4, 2002. Pursuant to SEC Rules 14a-4 and 14a-5 (which, among other things, concern the exercise of discretionary voting authority with respect to shareholder proposals other than proposals that have been requested to be included in the company's proxy statement) shareholders are advised that a shareholder proposal will be considered untimely if provided to Bancshares after February 17, 2003. Any proposal must be submitted in writing by Certified Mail-Return Receipt Requested, to United Security Bancshares, Inc., Attention:
Larry M. Sellers, Secretary, 131 West Front Street, Post Office Box 249, Thomasville, Alabama 36784.

                                  OTHER MATTERS

         We do not know of any matters to be presented for action at the Meeting other than those listed in the notice of the Meeting and referred to herein.

         Bancshares will furnish without charge to its shareholders, upon written request, a copy of Bancshares' annual report on Form 10-K, including the accompanying financial statements and schedules, required to be filed with the Securities and Exchange Commission for the year ended December 31, 2001. Copies of the exhibits to such report will also be available upon payment of a reasonable fee for copying charges.

         Requests should be made to:

                  Larry M. Sellers, Secretary
                  United Security Bancshares, Inc.
                  131 West Front Street
                  Post Office Box 249
                  Thomasville, Alabama  36784



         PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT VIA FACSIMILE (334-636-9606) OR IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE TO THE SECRETARY OF BANCSHARES AT ANY TIME PRIOR TO THE VOTING THEREOF, BY EXECUTING AND DELIVERING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.


                                  UNITED SECURITY BANCSHARES, INC.

Thomasville, Alabama
April 3, 2002


                                                                                                                      ____
[X] PLEASE MARK VOTES                                 REVOCABLE PROXY                                                     |
    AS IN THIS EXAMPLE                         UNITED SECURITY BANCSHARES, INC.                                           |

         SOLICITED BY THE BOARD OF DIRECTORS
           UNITED SECURITY BANCSHARES, INC.
            ANNUAL MEETING OF STOCKHOLDERS
                     May 7, 2002                                                                           With-   For All
                                                                                                     For   hold    Except
   The undersigned hereby appoints Hardie B. Kimbrough and      1. The election of all the nominees  [_]    [_]      [_]
R. Terry Phillips, or _________________ or any one of them,        listed below to serve as
proxies for the undersigned, or such other persons as the          directors until the next
Board of Directors of United Security Bancshares, Inc.             annual meeting of stockholders
("Bancshares") may designate, with full power of                   or until their successors shall
substitution, to represent and act for and in the name and         be elected and qualified.
stead of the undersigned and to vote all of the shares of
Common Stock of Bancshares, which the undersigned is               NOMINEES:
entitled to vote at the Annual Meeting of Stockholders of
Bancshares to be held on May 7, 2002, and at any and all           Dan R. Barlow         Jack W. Meigs
adjournments thereof.                                              Linda H. Breedlove    Ray Sheffield
                                                                   John C. Gordon        James C. Stanley
                                                                   Gerald P. Corgill     R. Terry Phillips
                                                                   Wayne C. Curtis       Howard M. Whitted
                                                                   William G. Harrison   Bruce N. Wilson
                                                                   Hardie B. Kimbrough



                                                                INSTRUCTION: To withhold authority to vote for any
                                                                individual nominee, mark "For All Except" and write that
                                                                nominee's name in the space provided below.

                                                                --------------------------------------------------------

                                                                --------------------------------------------------------

                                    ----------------------      --------------------------------------------------------
 Please be sure to sign and date     Date
 this Proxy in the space provided.
----------------------------------------------------------      THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS
                                                                GIVEN BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN,
                                                                THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
  Stockholder sign above---Co-holder (if any) sign above

-------------------------------------------------------------------------------------------------------------------------------
                        /\ Detach above card, sign, date and mail in postage paid envelope provided. /\

                                                  UNITED SECURITY BANCSHARES, INC.
     -------------------------------------------------------------------------------------------------------------------
                                                         PLEASE ACT PROMPTLY
                                                 SIGN, DATE & MAIL YOUR PROXY CARD TODAY
     -------------------------------------------------------------------------------------------------------------------

     IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE
     PROXY IN THE ENVELOPE PROVIDED.

     ------------------------------------------------

     ------------------------------------------------

     ------------------------------------------------
